Exhibit 99

GalaGen Inc.

Unaudited Pro Forma Financial Statements

The following tables set forth the unaudited pro forma financial information (the “Unaudited Pro Forma Financial Statements”) of GalaGen Inc. (the “Company”), which consists of (i) the pro forma balance sheet of the Company as of June 30, 2001, giving effect to the sale of the Company’s critical care enteral nutrition products business to Hormel Healthlabs, Inc. (“HHL”) (the “HHL Transaction”) on such date, and (ii) the pro forma statements of operations of the Company for the fiscal year ended December 31, 2000 and the six month period ended June 30, 2001, giving effect to the HHL Transaction as if such transaction had occurred on January 1, 2000.

The Unaudited Pro Forma Financial Statements and the related notes are provided for illustrative purposes only and are not necessarily indicative of the balance sheets and statement of operations that would have been reported had the HHL Transaction occurred on the dates indicated, nor do they represent a forecast of the financial position at any future period. The Unaudited Pro Forma Financial Statements and the related notes should be read in conjunction with the historical financial statements and related notes of the Company included in its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.

GalaGen Inc.

Unaudited Pro Forma Balance Sheet

as of June 30, 2001

ASSETS	As Reported June 30, 2001	Pro Forma Adjustments		Pro Forma June 30, 2001
Current assets:
Cash and cash equivalents	$15,249	$965,210	(1)	$980,459
Accounts receivable, net of allowance of $13,136	25,837			25,837
Inventory	257,283			257,283
Prepaid expenses	275,550			275,550
Total current assets	573,919	$965,210		1,539,129

Property and equipment	860,864			860,864
Less accumulated depreciation	(614,076)			(614,076)
	246,788			246,788

Customer list, net	225,000	(225,000)	(2)	-
Other intangible assets, net	63,824			63,824
Restricted cash	30,105			30,105
Deferred expenses	15,000			15,000
	333,929	(225,000)		108,929

Total assets	$1,154,636	$740,210		$1,894,846

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,263,222	$(37,966)	(3)	$1,225,256
Development contract advance	84,275			84,275
Current portion of deferred revenue	107,140			107,140
Current portion of capital lease obligation	37,919			37,919
Notes payable	40,265			40,265
Other current liabilities	93,081			93,081
Total current liabilities	1,625,902	(37,966)		1,587,936

Commitments

Capital lease obligations	14,272			14,272
Deferred revenue	464,147			464,147
Other long-term liabilities	45,000			45,000
Total Long-term Liabilities	523,419			523,419
Stockholders’ equity:
Preferred stock, $.01 par value:
Authorized shares – 15,000,000
Issued and outstanding shares – none	-			-
Common stock, $.01 par value:
Authorized shares – 40,000,000
Issued and outstanding shares – 12,275,448	122,754			122,754
Additional paid-in capital	65,532,809			65,532,809
Accumulated deficit	(66,650,248)	778,176	(4)	(65,872,072)
Total stockholders’ equity	(994,685)	778,176		(216,509)

Total liabilities and stockholders’ equity	$1,154,636	$740,210		$1,894,846

See accompanying notes.

GalaGen Inc.

Notes to Pro Forma Balance Sheet

(1)   Represents the net proceeds from the HHL Transaction.

(2)   Represents the write-off of unamortized customer list costs related to the original purchase by the Company of the critical care enteral nutrition products business.

(3)   Represents the reversal of advances from HHL, which were to be applied towards future royalties and expense reimbursements.

(4)   Represents gain on the HHL Transaction.

GalaGen Inc.

Pro Forma Statement of Operations

For the Six Months ended June 30, 2001

	As Reported	Pro Forma Adjustments		Pro Forma
Revenues:
Product licensing revenue	$53,572	$-		$53,572
Product development revenue	5,000	-		5,000
Royalty revenue	71,629	(71,629)	(1)	-
	130,201	(71,629)		58,572

Operating expenses:
Selling, general and administrative	846,936	-		846,936
Product development	918,752	-		918,752
Depreciation and amortization	165,364	(45,000)	(2)	120,364
	1,931,052	(45,000)		1,886,052
Operating loss	(1,800,851)	(26,629)		(1,827,480)

Interest income	12,732	-		12,732
Interest expense	(6,500)	-		(6,500)

Net loss	$(1,794,619)	$(26,629)		$(1,821,248)

Net loss per share – basic and diluted	$(.15)			$(.15)

Weighted average number of common shares outstanding Basic and diluted	12,275,448			12,275,448

(1)   Represents the reversal of royalty revenue received from HHL relating to the licensing of the critical care enteral nutrition products.

(2)   Represents the reversal of amortization expense related to the customer list originally recorded when the Company purchased the critical care enteral nutrition products business.

GalaGen Inc.

Pro Forma Statement of Operations

Year ended December 31, 2001

	As Reported	Pro Forma Adjustments		Pro Forma
Revenues:
Product sales	$10,661	$-		$10,661
Product licensing revenue	107,144	-		107,144
Product development revenue	590,154	-		590,154
Royalty revenue	181,335	(181,335)	(1)	-
	889,294	(181,335)		707,959

Operating expenses:
Cost of goods sold	4,723	-		4,723
Selling, general and administrative	2,355,845	-		2,355,845
Product development	2,302,132	-		2,302,132
Depreciation and amortization	520,210	(199,401)	(2)	320,809
	5,182,910	(199,401)		4,983,509
Operating loss	(4,293,616)	18,066		(4,275,550)

Interest income	106,575	-		106,575
Interest expense	(1,102)	-		(1,102)

Net loss before accounting change	(4,188,143)	18,066		(4,170,077)

Cumulative effect of change in accounting principle	(732,000)			(732,000)

Net loss	$(4,920,143)	$18,066		$(4,902,077)

Net loss per share – basic and diluted
Net loss before accounting change	$(.38)			$(.38)
Cumulative effect of change in accounting principle	(.07)			(.07)

Net loss per share	$(.45)			$(.45)

Weighted average number of common shares outstanding Basic and diluted	10,926,376			10,926,376

(1)   Represents the reversal of royalty revenue received from HHL relating to the licensing of the critical care enteral nutrition products.

(2)   Represents the reversal of amortization expense related to the customer list and goodwill originally recorded when the Company purchased the critical care enteral nutrition products business.